Exhibit 5.1

601 Lexington Avenue New York, New York 10022

(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

September 29, 2011

Horizon Lines, Inc.

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel to Horizon Lines, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and certain of the Company’s direct and indirect subsidiaries that are co-registrants thereto (the “Co-Registrants” and together with the Company, the “Registrants”). The Registration Statement relates to the registration by the Company of (i) $180,000,000 in aggregate principal amount of 6.00% Series A Convertible Senior Secured Notes due 2017 of the Company (the “Series A Notes”) to be guaranteed (the “Series A Guarantees”) by the guarantors thereto, (ii) $100,000,000 in aggregate principal amount of 6.00% Series B Mandatorily Convertible Senior Secured Notes (together with the Series A Notes, the “New Notes”) to be guaranteed (together with the Series A Guarantees, the “Guarantees”) by the guarantors thereto, (iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iv) warrants to purchase shares of Common Stock (the “Warrants”) and (v) one or more series of redemption notes of the Company (the “Redemption Notes”), to be issued in exchange for up to an aggregate principal amount of $330,000,000 of the outstanding 4.25% Convertible Senior Notes due 2012 of the Company (the “Existing Notes”). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the “Firm Shares” and the shares of Common Stock issuable upon conversion of the New Notes and the Warrants (the “Conversion Shares” and together with the New Notes, the Firm Shares and Warrants, “Securities”).

You have advised us that (i) the New Notes are to be issued pursuant to an indenture (the “New Notes Indenture”) to be entered into by and between the Company, the guarantors thereto and U.S. National Bank Association, as trustee (together with any

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September 29, 2011

successor trustee, the “Trustee”), in a form filed as Exhibit 4.3 to the Registration Statement; (ii) the Redemption Notes are to be issued pursuant to an indenture (the “Redemption Notes Indenture”) to be entered into by and between the Company and a trustee named therein, in a form filed as Exhibit 4.5 to the Registration Statement; and (iii) the Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form filed as Exhibit 4.4 to the Registration Statement (each, a “Warrant Agreement”). The New Notes Indenture, Redemption Notes Indenture and each Warrant Agreement shall be referred to herein as a “Governing Document”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Registrants.

We have also assumed that:

(i) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) the Existing Notes have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iii) the New Notes Indenture and the Redemption Notes Indenture have each been duly qualified under the Trust Indenture Act of 1939, as amended; and

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September 29, 2011

(iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When the New Notes have been duly executed and authenticated in accordance with the provisions of the New Notes Indenture and the governing corporate and limited liability documents of each Registrant, and duly delivered to the holders thereof in exchange for the Existing Notes, the New Notes will be valid and binding obligations of the Company and the Guarantees will be valid and binding obligations of the Co-Registrants.

2. When the Firm Shares are issued upon receipt of the Existing Notes, the Firm Shares will be validly issued, fully paid, and non-assessable.

3. When the Conversion Shares are issued upon conversion of the New Notes or the exercise of the Warrants, as the case may be, the Conversion Shares will be validly issued, fully paid and non-assessable.

4. When, as and if the Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company in exchange for the Existing Notes or in accordance with such authorization and applicable law such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When, as and if the applicable Redemption Notes, as described in the Registration Statement have been duly executed, attested, issued and delivered by duly authorized officers against payment or exchange in accordance with such authorization, the Redemption Notes Indenture and applicable law and authenticated by the trustee named in the Redemption Notes Indenture, such Redemption Notes will constitute valid and binding obligations of the Company.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally (including,

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without limitation, Sections 547 and 548 of the United States Bankruptcy Code and Article 10 of the New York Debtor and Creditor Law), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the laws of the State of New York and the Limited Liability Company Act of the State of Delaware and the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws. For purposes of our opinion that its Guarantees will be binding obligations of the Co-Registrants, we have, without conducting any research or investigation with respect thereto, relied upon the opinion of Carlsmith Ball LLP with respect to Hawaii Stevedores, Inc. that such Guarantees have been duly authorized, executed and delivered, and do not conflict with, or require consents under, the corporate laws of Hawaii.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) restrictions upon non-written modifications and waivers; (xii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xiii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiv) provisions for liquidated damages, default interest, late charges, monetary penalties, make- whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the New Notes or the Redemption Notes may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of a Registrant under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the

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applicable the Trustee or Warrant counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Trustee or Warrant counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable the Trustee or Warrant counterparty and constitutes the legally valid and binding obligations of such Trustee or Warrant counterparty, enforceable against such Trustee or Warrant counterparty in accordance with its terms; that the applicable Trustee or Warrant Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Trustee or Warrant counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws, laws of the State of New York or the laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,